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PROXY

                       AMERICAN INTERNATIONAL GROUP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 18, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints M.R. Greenberg, Edward E. Matthews and Thomas R. Tizzio, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of the shareholders of American International Group, Inc. to be held at Eighth Floor, 72 Wall Street, New York, New York 10270, on Wednesday, November 18, 1998 at 3:00 p.m., and all adjournments thereof, as follows:



                                     (change of address/comments)

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                                      -------------------------------
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                                      (If you have written in the above
                                      space, please mark the corresponding
                                      box on the reverse side of this card)


    PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                                                SEE REVERSE
                                                                    SIDE


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/ X / Please mark your
      votes as in this
         example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 1 BELOW, AND THE PROXIES ARE APPOINTED WITH THE AUTHORITY TO VOTE IN THEIR DISCRETION UPON MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER
AGREEMENT AND THE MERGER (EACH AS DEFINED IN THE ACCOMPANYING JOINT PROXY/STATEMENT PROSPECTUS) AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

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1. Approval and adoption of the Agreement and Plan of Merger between American
   International Group, Inc. and SunAmerica Inc., dated as of August 19, 1998, and the Merger contemplated thereby, as described in the accompanying Joint Proxy Statement/Prospectus.

                           FOR        AGAINST     ABSTAIN
                         /     /      /    /      /    /

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                   If you have noted either an Address Change or made
                   Comments on the reverse side of the card, mark here.   /    /


                                     PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                                         PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                         DATE
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Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation or partnership, please sign in full corporation or partnership name by an authorized person.